POWER OF ATTORNEY

We, the undersigned trustees and officers of the Lincoln Variable Insurance Products Trust (the “Trust”), hereby severally constitute and appoint Jayson R. Bronchetti, Jennifer M. Matthews, William P. Flory, Jr., Samuel K. Goldstein, Esq., and Ronald A. Holinsky, Esq. as our true and lawful attorneys-in-fact, with full power in each of them to sign for us, in our names and in the capacities indicated below, the Trust Registration Statement on Form N-14 and any amendments or other documents related thereto (collectively, the “Documents”) with regard to the reorganization of the LVIP Franklin Templeton Value Managed Volatility Fund into the LVIP Blackrock Dividend Value Managed Volatility Fund, to be filed with the Securities and Exchange Commission on behalf of the Trust, hereby ratifying and confirming our signatures as they may be signed by any of our attorneys-in-fact to the Documents. This Power of Attorney was signed by us to be effective June 5, 2019.

Signature	Title

/s/ Ellen Cooper
Ellen Cooper	Chairman of the Board of Trustees

/s/ Jayson R. Bronchetti
Jayson R. Bronchetti	President
(Principal Executive Officer)

/s/ William P. Flory, Jr.
William P. Flory, Jr.	Chief Accounting Officer
(Principal Accounting Officer and Principal Financial Officer)

/s/ Steve A. Cobb
Steve A. Cobb	Trustee

/s/ Elizabeth S. Hagar
Elizabeth S. Hagar	Trustee

/s/ Barbara L. Lamb
Barbara L. Lamb	Trustee

/s/ Gary D. Lemon
Gary D. Lemon	Trustee

/s/ Thomas A. Leonard
Thomas A. Leonard	Trustee

/s/ Charles I. Plosser
Charles I. Plosser	Trustee

/s/ Pamela L. Salaway
Pamela L. Salaway	Trustee

/s/ Brian W. Wixted
Brian W. Wixted	Trustee